EXHIBIT 21.1

BOYD GAMING CORPORATION

LIST OF SUBSIDIARIES:

California Hotel and Casino

d.b.a. California Hotel and Casino

d.b.a. Sam’s Town Hotel, Gambling Hall and Bowling Center

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0121743

Boyd Tunica, Inc.

d.b.a. Sam’s Town Hotel and Gambling Hall

(State of Incorporation or Organization) Mississippi

(IRS Employer Identification Number) 64-0829658

Boyd Kenner, Inc.

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 88-0319489

Mare-Bear, Inc.

d.b.a. Stardust Resort and Casino

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0203692

Sam-Will, Inc.

d.b.a. Fremont Hotel and Casino

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0203673

Eldorado, Inc.

d.b.a. Eldorado Casino

d.b.a. Jokers Wild Casino

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0093922

MSW, Inc.

d.b.a. Main Street Station Hotel, Casino and Brewery

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0310765

Par-A-Dice Gaming Corporation

d.b.a. Par-A-Dice Hotel Casino

(State of Incorporation or Organization) Illinois

(IRS Employer Identification Number) 37-1268902

Boyd Louisiana L.L.C.

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 86-0880651

Treasure Chest Casino, LLC.

d.b.a. Treasure Chest Casino

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 72-1248550

Blue Chip Casino, LLC.

d.b.a. Blue Chip Hotel and Casino

(State of Incorporation or Organization) Indiana

(IRS Employer Identification Number) 35-2087676

Boyd Atlantic City, Inc.

(State of Incorporation or Organization) New Jersey

(IRS Employer Identification Number) 93-1221994

California Hotel Finance Co.

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0217850

Boyd Louisiana Racing, Inc.

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 88-0494602

Boyd Racing, L.L.C.

d.b.a. Delta Downs Racetrack Casino & Hotel

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 91-2121472

Coast Casinos, Inc.

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 20-0836222

Coast Hotels and Casinos, Inc.

d.b.a. Barbary Coast Hotel and Casino

d.b.a. Gold Coast Hotel and Casino

d.b.a. The Orleans Hotel and Casino

d.b.a. Suncoast Hotel and Casino

(State of Incorporation or Organization) Nevada

(IRS Employer Identification Number) 88-0345706

Boyd Shreveport, L.L.C.

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 20-0635765

Boyd Red River, L.L.C.

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 20-0635770

Red River Entertainment of Shreveport Partnership in Commendam

d.b.a. Sam’s Town Hotel and Casino

(State of Incorporation or Organization) Louisiana

(IRS Employer Identification Number) 20-0753582